NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
    August 3, 2021

SECOND QUARTER 2021 OPERATING RESULTS AND INCREASED 2021 GUIDANCE
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, August 3, 2021 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and six months ended June 30, 2021. Highlights include:

Operating Results:
•Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended				Six Months Ended
	June 30,				June 30,
	2021		2020		2021		2020
	(in thousands, except per share data)
Revenues	$179,011		$163,701		$358,789		$338,764

Net earnings available to common stockholders	$68,538		$41,780		$120,640		$102,473
Net earnings per common share	$0.39		$0.24		$0.69		$0.60

FFO available to common stockholders	$122,862		$111,738		$222,683		$214,247
FFO per common share	$0.70		$0.65		$1.27		$1.25

Core FFO available to common stockholders	$122,862		$111,738		$244,011		$230,926
Core FFO per common share	$0.70		$0.65		$1.40		$1.35

AFFO available to common stockholders	$134,375	(1)	$83,240	(2)	$267,908	(1)	$204,990	(2)
AFFO per common share	$0.77	(1)	$0.49	(2)	$1.53	(1)	$1.20	(2)

(1) Amounts include $8,323 and $17,706 of net straight-line accrued rent from rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter and six months ended June 30, 2021, respectively. Excluding such, AFFO per common share would have been $0.72 and $1.43 for the quarter and six months ended June 30, 2021, respectively.

(2) Amounts exclude $30,223 of net straight-line accrued rent from rent deferral repayments from the COVID-19 rent deferral lease amendments. Including such, AFFO per common share would have been $0.66 and $1.37 for the quarter and six months ended
      June 30, 2020, respectively.

Second Quarter 2021 Highlights:
•As of July 28, 2021, NNN had collected approximately 99% of rent originally due for the quarter ended June 30, 2021, and approximately 99% of rent originally due in July 2021
•Maintained high occupancy levels at 98.3%, with a weighted average remaining lease term of 10.6 years, at June 30, 2021 as compared to 98.3% at March 31, 2021 and 98.5% at December 31, 2020
•Invested $102.9 million in property investments, including the acquisition of 29 properties with an aggregate 173,000 square feet of gross leasable area at an initial cash yield of 6.7%
•Sold 15 properties for $22.9 million producing $4.2 million of gains on sales

Second Quarter 2021 Highlights (continued):
•Expanded line of credit borrowing capacity from $900 million to $1.1 billion, reduced pricing from LIBOR plus 87.5 basis points to LIBOR plus 77.5 basis points, and extended maturity to June 2025.
•Ended the quarter with $249.6 million of cash and no amounts drawn on the $1.1 billion bank credit facility

First Half of 2021 Highlights:
•Invested $208.6 million in property investments, including the acquisition of 58 properties with an aggregate 528,000 square feet of gross leasable area at an initial cash yield of 6.5%
•Sold 26 properties for $40.4 million producing $8.5 million of gains on sales
•Raised $2.4 million net proceeds from the issuance of 61,430 common shares
•Issued $450 million principal amount of 3.500% senior unsecured notes due 2051
•Redeemed $350 million principal amount of 3.300% senior unsecured notes due 2023
•Weighted average debt maturity increased to 13.0 years
NNN has entered into rent deferral lease amendments with certain tenants for an aggregate $51,799,000 and $4,758,000 of rent originally due for the years ended December 31, 2020 and December 31, 2021, respectively. The rent deferral lease amendments require the deferred rents to be repaid at a later time during the lease term. Approximately $3,259,000 of deferred rent was repaid in 2020 and approximately $21,151,000 of deferred rent was repaid in the six months ending June 30, 2021.
Core FFO guidance for 2021 was increased from a range of $2.70 to $2.75 to a range of $2.75 to $2.80 per share. The 2021 AFFO is estimated to be $2.95 to $3.00 per share. The Core FFO guidance equates to net earnings of $1.60 to $1.65 per share, plus $1.15 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate and any charges for impairments or loss on early extinguishment of debt. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.
Jay Whitehurst, Chief Executive Officer, commented: “National Retail Properties produced another quarter of strong results, driven by continued high occupancy, impressive rent collections and solid acquisitions from relationship tenants, all supported by a low leverage, flexible balance sheet. In addition to our recently announced increase in the common stock dividend, thus making 2021 our 32nd consecutive year of increased annual dividends, we are pleased today to increase our guidance for 2021 Core FFO per share, reflecting a return to our pre-pandemic strategy to generate consistent mid-single digits per share growth on a multi-year basis. With almost $250M of cash in the bank and no material debt maturities until 2024, we are well positioned for the balance of 2021 and beyond.”
National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of June 30, 2021, the company owned 3,173 properties in 48 states with a gross leasable area of approximately 32.7 million square feet and with a weighted average remaining lease term of 10.6 years. For more information on the company, visit www.nnnreit.com.
Management will hold a conference call on August 3, 2021, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, the potential impacts of the COVID-19 pandemic on the company’s business operations, financial results and financial position and on the world economy, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s (i) Annual Report on Form 10-K for the year ended December 31, 2020 and (ii) Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2021. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings

(computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc.
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021		2020
Income Statement Summary

Revenues:
Rental income	$178,004	$163,479	$357,202		$338,026
Interest and other income from real estate transactions	1,007	222	1,587		738
	179,011	163,701	358,789		338,764

Operating expenses:
General and administrative	11,868	9,395	23,616		19,495
Real estate	6,619	6,323	14,344		13,959
Depreciation and amortization	50,875	48,936	100,855		98,124
Leasing transaction costs	22	—	60		36
Impairment losses – real estate, net of recoveries	7,735	21,854	9,866		27,367
	77,119	86,508	148,741		158,981
Gain on disposition of real estate	4,181	719	8,462		13,489
Earnings from operations	106,073	77,912	218,510		193,272

Other expenses (revenues):
Interest and other income	(33)	(106)	(98)		(271)
Interest expense	33,085	31,753	67,672	(1)	65,423	(2)
Loss on early extinguishment of debt	—	—	21,328		16,679
	33,052	31,647	88,902		81,831

Net earnings	73,021	46,265	129,608		111,441
Loss attributable to noncontrolling interests	2	—	2		2

Net earnings attributable to NNN	73,023	46,265	129,610		111,443
Series F preferred stock dividends	(4,485)	(4,485)	(8,970)		(8,970)
Net earnings available to common stockholders	$68,538	$41,780	$120,640		$102,473

Weighted average common shares outstanding:
Basic	174,611	171,389	174,600		171,214
Diluted	174,727	171,485	174,733		171,374

Net earnings per share available to common stockholders:
Basic	$0.39	$0.24	$0.69		$0.60
Diluted	$0.39	$0.24	$0.69		$0.60

(1) Includes $2,078 in connection with the redemption of 3.30% senior unsecured notes due 2023 for the six months ended June 30, 2021.
(2) Includes $2,291 in connection with the redemption of 3.80% senior unsecured notes due 2022 for the six months ended June 30, 2020.

National Retail Properties, Inc.
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$68,538	$41,780	$120,640	$102,473
Real estate depreciation and amortization	50,770	48,823	100,639	97,896
Gain on disposition of real estate	(4,181)	(719)	(8,462)	(13,489)
Impairment losses – depreciable real estate, net of recoveries	7,735	21,854	9,866	27,367
Total FFO adjustments	54,324	69,958	102,043	111,774
FFO available to common stockholders	$122,862	$111,738	$222,683	$214,247

FFO per common share:
Basic	$0.70	$0.65	$1.28	$1.25
Diluted	$0.70	$0.65	$1.27	$1.25

Core Funds From Operations (Core FFO) Reconciliation:
Net earnings available to common stockholders	$68,538	$41,780	$120,640	$102,473
Total FFO adjustments	54,324	69,958	102,043	111,774
FFO available to common stockholders	122,862	111,738	222,683	214,247

Loss on early extinguishment of debt	—	—	21,328	16,679
Total Core FFO adjustments	—	—	21,328	16,679
Core FFO available to common stockholders	$122,862	$111,738	$244,011	$230,926

Core FFO per common share:
Basic	$0.70	$0.65	$1.40	$1.35
Diluted	$0.70	$0.65	$1.40	$1.35

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended				Six Months Ended
	June 30,				June 30,
	2021		2020		2021		2020
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$68,538		$41,780		$120,640		$102,473
Total FFO adjustments	54,324		69,958		102,043		111,774
Total Core FFO adjustments	—		—		21,328		16,679
Core FFO available to common stockholders	122,862		111,738		244,011		230,926

Straight-line accrued rent, net of reserves	7,359		(30,984)		15,692		(31,045)
Net capital lease rent adjustment	95		22		185		83
Below-market rent amortization	(112)		(190)		(274)		(410)
Stock based compensation expense	4,235		3,074		8,421		6,322
Capitalized interest expense	(64)		(420)		(127)		(886)
Total AFFO adjustments	11,513		(28,498)		23,897		(25,936)
AFFO available to common stockholders	$134,375	(1)	$83,240	(2)	$267,908	(1)	$204,990	(2)

AFFO per common share:
Basic	$0.77	(1)	$0.49	(2)	$1.53	(1)	$1.20	(2)
Diluted	$0.77	(1)	$0.49	(2)	$1.53	(1)	$1.20	(2)

Other Information:
Rental income from operating leases(3)	$173,371		$159,300		$346,954		$328,033
Earned income from direct financing leases(3)	$157		$162		$315		$326
Percentage rent(3)	$231		$165		$335		$568

Real estate expense reimbursement from tenants(3)	$4,245		$3,852		$9,598		$9,099
Real estate expenses	(6,620)		(6,323)		(14,345)		(13,959)
Real estate expenses, net of tenant reimbursements	$(2,375)		$(2,471)		$(4,747)		$(4,860)

Amortization of debt costs	$1,042		$1,026		$2,882	(4)	$2,842	(5)
Scheduled debt principal amortization (excluding maturities)	$155		$147		$312		$294
Non-real estate depreciation expense	$108		$115		$222		$233

(1)Amounts include the net straight-line accrued rent impact of the rent deferral repayments from the COVID-19 rent deferral lease amendments of $8,323 and $17,706 for the quarter and six months ended June 30, 2021, respectively. Excluding such, AFFO per common share would have been $0.72 and $1.43 for the quarter and six months ended June 30, 2021, respectively.
(2)Amounts exclude $30,223 of straight-line accrued rent from rent deferral repayments from the COVID-19 rent deferral lease amendments. Including such, AFFO per common share would have been $0.66 and $1.37 for the quarter and six months ended June 30, 2020, respectively.
(3)For the quarter and six months ended June 30, 2021, the aggregate of such amounts is $178,004 and $357,202, respectively, and is classified as rental income on the income statement summary. For the quarter and six months ended June 30, 2020, the aggregate of such amounts is $163,479 and $338,026, respectively.
(4)Includes $745 in connection with the redemption of the 3.30% senior unsecured notes due 2023 for the six months ended June 30, 2021.
(5)Includes $851 in connection with the redemption of the 3.80% senior unsecured notes due 2022 for the six months ended June 30, 2020.

2021 Earnings Guidance:
Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Commission.
2021 Guidance
Net earnings per common share excluding any gains on disposition of real estate, impairment charges and loss on early extinguishment of debt	$1.60 - $1.65 per share
Real estate depreciation and amortization per share	$1.15 per share
Core FFO per share	$2.75 - $2.80 per share
AFFO per share(1)	$2.95 - $3.00 per share
General and administrative expenses	$46 - $48 Million
Real estate expenses, net of tenant reimbursements	$10 - $12 Million
Acquisition volume	$400 - $500 Million
Disposition volume	$80 - $100 Million
(1) Estimates include the net straight-line accrued rent impact of the rent repayment from the COVID-19 rent deferral lease amendments of $24,953,000 for 2021. Absent such, AFFO per common share guidance would have been $2.81 - $2.86 per share for 2021.

National Retail Properties, Inc.
(in thousands)
(unaudited)

	June 30, 2021	December 31, 2020
Balance Sheet Summary

Assets:
Real estate portfolio	$7,270,513	$7,212,655
Real estate held for sale	12,736	5,671
Cash and cash equivalents	249,558	267,236
Receivables, net of allowance of $779 and $835, respectively	3,613	4,338
Accrued rental income, net of allowance of $5,294 and $6,947, respectively	37,870	53,958
Debt costs, net of accumulated amortization of $18,243 and $17,294, respectively	8,508	1,917
Other assets	93,002	92,069
Total assets	$7,675,800	$7,637,844

Liabilities:
Line of credit payable	$—	$—
Mortgages payable, including unamortized premium and net of unamortized debt cost	11,049	11,395
Notes payable, net of unamortized discount and unamortized debt costs	3,299,218	3,209,527
Accrued interest payable	21,816	19,401
Other liabilities	72,839	78,217
Total liabilities	3,404,922	3,318,540

Stockholders' equity of NNN	4,270,876	4,319,300
Noncontrolling interests	2	4
Total equity	4,270,878	4,319,304

Total liabilities and equity	$7,675,800	$7,637,844

Common shares outstanding	175,599	175,233

Gross leasable area, Property Portfolio (square feet)	32,664	32,461

National Retail Properties, Inc. Debt Summary As of June 30, 2021 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 77.5 bps	—%	June 2025

Unsecured notes payable:
2024	350,000	349,763	3.900%	3.924%	June 2024
2025	400,000	399,533	4.000%	4.029%	November 2025
2026	350,000	347,719	3.600%	3.733%	December 2026
2027	400,000	398,918	3.500%	3.548%	October 2027
2028	400,000	397,815	4.300%	4.388%	October 2028
2030	400,000	398,863	2.500%	2.536%	April 2030
2048	300,000	295,946	4.800%	4.890%	October 2048
2050	300,000	294,096	3.100%	3.205%	April 2050
2051	450,000	441,641	3.500%	3.602%	April 2051

Total	3,350,000	3,324,294

Total unsecured debt(1)	$3,350,000	$3,324,294

Debt costs		(33,178)
Accumulated amortization		8,102
Debt costs, net of accumulated amortization		(25,076)
Notes payable, net of unamortized discount and unamortized debt costs		$3,299,218
(1)Unsecured notes payable have a weighted average interest rate of 3.7% and a weighted average maturity of 13.0 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$11,080	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	116
Debt costs, net of accumulated amortization	(31)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$11,049
(1) Includes unamortized premium

National Retail Properties, Inc.
Debt Summary
As of June 30, 2021

Credit Facility and Note Covenants

The following is a summary of key financial covenants for the company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of June 30, 2021, the company believes it is in compliance with the covenants.

Unsecured Credit Facility Key Covenants	Required	June 30, 2021
Maximum leverage ratio	< 0.60	0.34
Minimum fixed charge coverage ratio	> 1.50	4.27
Maximum secured indebtedness ratio	< 0.40	0.001
Unencumbered asset value ratio	> 1.67	2.96
Unencumbered interest ratio	> 1.75	4.93

Unsecured Notes Key Covenants	Required	June 30, 2021
Limitation on incurrence of total debt	≤ 60%	36.5%
Limitation on incurrence of secured debt	≤ 40%	0.1%
Debt service coverage ratio	≥ 1.50	4.43
Maintenance of total unencumbered assets	≥ 150%	274%

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

				% of Rent Collections Quarter Ended June 30, 2021(3)
		As of June 30,
	Line of Trade	2021(1)	2020(2)
1.	Convenience stores	18.0%	18.1%	99.9%
2.	Automotive service	11.4%	10.2%	99.7%
3.	Restaurants – full service	9.9%	10.6%	93.9%
4.	Restaurants – limited service	9.2%	8.8%	99.7%
5.	Family entertainment centers	6.1%	6.7%	99.9%
6.	Health and fitness	5.2%	5.2%	99.3%
7.	Theaters	4.6%	4.7%	94.9%
8.	Recreational vehicle dealers, parts and accessories	3.5%	3.5%	100.0%
9.	Equipment rental	3.2%	2.6%	100.0%
10.	Automotive parts	3.1%	3.1%	100.0%
11.	Home improvement	2.6%	2.6%	100.0%
12.	Wholesale clubs	2.5%	2.5%	100.0%
13.	Medical service providers	2.2%	2.1%	98.6%
14.	General merchandise	1.7%	1.7%	98.7%
15.	Furniture	1.6%	1.7%	99.5%
16.	Consumer electronics	1.6%	1.5%	100.0%
17.	Home furnishings	1.6%	1.6%	100.0%
18.	Travel plazas	1.5%	1.5%	100.0%
19.	Drug stores	1.4%	1.5%	100.0%
20.	Bank	1.3%	1.3%	100.0%
	Other	7.8%	8.5%	98.6%
	Total	100.0%	100.0%	98.9%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.2%	6.	Georgia	4.3%
2.	Florida	8.9%	7.	Indiana	3.9%
3.	Ohio	5.6%	8.	Tennessee	3.6%
4.	Illinois	5.5%	9.	California	3.4%
5.	North Carolina	4.4%	10.	Virginia	3.3%

	As a percentage of annual base rent, which is the annualized base rent for all leases in place.
	(1) $689,364,000 as of June 30, 2021.
	(2) $676,538,000 as of June 30, 2020.
	(3) Rent collections received as of July 28, 2021, excluding the repayment of amounts previously deferred according to the rent deferral lease amendments.

National Retail Properties, Inc.
Property Portfolio

Top 20 Tenants

		Properties	% of Total(1)
1.	7-Eleven	139	5.0%
2.	Mister Car Wash	120	4.7%
3.	Camping World	47	4.3%
4.	LA Fitness	30	3.8%
5.	GPM Investments (Convenience Stores)	153	3.3%
6.	Flynn Restaurant Group (Taco Bell/Arby's)	204	3.2%
7.	AMC Theatre	20	3.0%
8.	Couche Tard (Pantry)	83	2.7%
9.	BJ's Wholesale Club	11	2.5%
10.	Sunoco	59	2.2%
11.	Mavis Tire Express Services	123	2.1%
12.	Main Event	18	1.8%
13.	Frisch's Restaurants	73	1.8%
14.	Fikes (Convenience Stores)	56	1.6%
15.	Chuck E. Cheese's	53	1.6%
16.	Best Buy	16	1.5%
17.	Bob Evans	106	1.5%
18.	Life Time Fitness	3	1.4%
19.	Dave & Buster's	11	1.4%
20.	Ahern Rentals	35	1.4%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2021	0.9%	29	410,000	2027	6.5%	179	2,638,000
2022	4.9%	115	1,404,000	2028	4.7%	156	1,178,000
2023	2.7%	113	1,401,000	2029	3.0%	74	1,041,000
2024	3.4%	93	1,455,000	2030	3.7%	105	1,185,000
2025	6.2%	197	2,087,000	2031	8.8%	198	2,966,000
2026	5.6%	212	2,122,000	Thereafter	49.6%	1,646	14,070,000

(1)Based on the annual base rent of $689,364,000, which is the annualized base rent for all leases in place as of June 30, 2021.
(2)As of June 30, 2021, the weighted average remaining lease term is 10.6 years.
(3)Square feet.

National Retail Properties, Inc.
Rent Deferral Lease Amendments
(in thousands)

The following table outlines the rent deferred and corresponding recapture payback by quarter of the rent deferral lease amendments executed as of June 30, 2021 (dollars in thousands):

		Deferred				Scheduled Repayment
		Accrual Basis	Cash Basis	Total	% of Total	Accrual Basis	Cash Basis	Total	% of Total	Cumulative Total
2020		$33,602	$18,197	$51,799	91.6%	$3,239	$20	$3,259	5.8%	5.8%

2021	Q1	678	2,018	2,696	4.8%	10,061	674	10,735	19.0%	24.8%
	Q2	278	750	1,028	1.8%	8,601	1,815	10,416	18.4%	43.2%
	Q3	34	750	784	1.4%	4,330	1,804	6,134	10.8%	54.0%
	Q4	—	250	250	0.4%	2,951	1,804	4,755	8.4%	62.4%
		990	3,768	4,758	8.4%	25,943	6,097	32,040	56.6%	62.4%

2022	Q1	—	—	—	—	1,780	2,223	4,003	7.1%	69.5%
	Q2	—	—	—	—	1,729	2,223	3,952	7.0%	76.5%
	Q3	—	—	—	—	1,201	2,223	3,424	6.0%	82.5%
	Q4	—	—	—	—	681	2,223	2,904	5.1%	87.6%
		—	—	—	—	5,391	8,892	14,283	25.2%	87.6%

2023		—	—	—	—	19	3,092	3,111	5.4%	93.0%

2024		—	—	—	—	—	1,932	1,932	3.5%	96.5%

2025		—	—	—	—	—	1,932	1,932	3.5%	100.0%

		$34,592	$21,965	$56,557		$34,592	$21,965	$56,557